THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of December 23, 1994, is entered into by and among AST RESEARCH, INC., a Delaware corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (the "Administrative Agent"), Co-Agent and Issuing Bank, NATIONAL WESTMINSTER BANK PLC, CIBC INC. and SHAWMUT BANK, N.A., as Co-Agents (collectively, the "Co-Agents"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

                            RECITALS

     A. The Company, the Banks, the Issuing Bank, the Co-Agents and the Administrative Agent are parties to a Credit Agreement dated as of September 30, 1993, as amended by a First Amendment to Credit Agreement dated as of March 30, 1994 and a Second Amendment to Credit Agreement dated as of April 27, 1994 (as so amended, the "Credit Agreement"), pursuant to which the Banks have extended certain credit facilities to the Company. The Company, the Banks, the Issuing Bank, the Co-Agents and the Administrative Agent also are parties to a Waiver to Credit Agreement dated as of September 28, 1994.

     B. The Company has told the Banks, the Issuing Bank, the Co-Agents and the Administrative Agent that, unless the Credit Agreement is amended as provided in
Section 2 hereof, it may be unable to comply with certain of the financial covenants contained in the Credit Agreement as of the end of the fiscal quarter ending on December 31, 1994.

     C. The Company has requested that the Administrative Agent, the Co-Agents, the Issuing Bank and the Banks agree to certain amendments of the Credit Agreement as provided in Section 2 hereof.

     D. The Administrative Agent, the Co-Agents, the Issuing Bank and the Banks are willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

       2.  Amendments to Credit Agreement.

     (a) Section 1.1 of the Credit Agreement shall be amended by deleting the following defined terms contained therein: "Consolidated Interest Expense", "EBIT" and "Senior Funded Debt".

     (b) Section 1.1 of the Credit Agreement shall be amended by inserting the following defined terms therein, in appropriate alphabetical order:

          "`Borrowing Base' means, as of the last day of each calendar month and on any other day on which the Company requests a Borrowing if the Company so elects in order to support such proposed Borrowing, 80% of the outstanding amount of the Company's Receivables, provided, that such Receivables shall not include more than $5,000,000 of accounts receivable representing obligations of account debtors formed under the laws of a state, territory, country, republic or other governing body outside of the United States of America, net of any allowance for doubtful accounts and sales returns, as of such date."

          "`Borrowing Base Certificate' means a certificate, executed by a Responsible Officer, in the form of Exhibit P hereto."

          "`Collateral' means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company in or upon which a Lien now or hereafter exists in favor of the Banks, or the Adminis trative Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by the Company and delivered to the Administrative Agent or the Banks."

          "`Collateral Documents' means, collectively, (i) the Security Agreement, the Pledge Agreement, the Deeds of Trust and all other security agreements, deeds of trust, mortgages, pledge agreements, assignments and other similar agreements between the Company and the Banks or the Administrative Agent for the benefit of the Banks now or hereafter entered into in connection herewith, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) by or against the Company as debtor for the benefit of the Administrative Agent or the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing."

          "`Deeds of Trust' means, collectively, the Deeds of Trust dated as of December 23, 1994 by the Company, as trustor, to the Administrative Agent, as beneficiary, pursuant to which the Company has granted to the Adminis trative Agent for the benefit of the Banks a Lien on the real property described therein."

          "`Pledge Agreement' means the Pledge Agreement dated as of December 23, 1994 between the Company and the Administrative Agent, pursuant to which the Company granted to the Administrative Agent for the benefit of the Banks a Lien on the collateral described therein."

          "`Security Agreement' means the Security Agreement dated as of December 23, 1994 between the Company and the Administrative Agent, pursuant to which the Company granted to the Administrative Agent for the benefit of the Banks a Lien on the collateral described therein."

          "`Third Amendment to Credit Agreement' means the Third Amendment to Credit Agreement dated as of December 23, 1994 among the Company, the Banks, the Issuing Bank, the Co-Agents and the Administrative Agent."

          "`Utilization Amount' means the daily amount as determined with respect to the credit facilities set forth in Articles II and III on each day by adding the Effective Amount of all outstanding Loans and the Effective Amount of the Letter of Credit (if outstanding) on such day."

     (c)  The definition of the term "Applicable Margin" set forth in Section
1.1 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "`Applicable Margin' means, for any day, with respect to any Reference Rate Loan, CD Rate Loan or Offshore Committed Loan, the applicable margin (on a per annum basis) set forth below opposite the Utilization Amount for such date:



                                  Reference  CD Rate        Offshore
                                  Rate Loan  Loan           Committed
                                  Applicable Applicable     Loan
Utilization Amount                Margin     Margin         Applicable Margin

Less than or equal to $125,000,000 0.000%    1.375%                1.250%
Greater than $125,000,000 but less
than or equal to $200,000,000      0.000%    1.625%                1.500%
Greater than $200,000,000          0.000%    1.875%                1.750%

     (d) The definition of the term "Cash Collateral" set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "`Cash Collateralize' means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Co-Agents, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning."

     (e) The definition of the term "Loan Documents" set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "`Loan Documents' means this Agreement, the Bid Notes, the L/C-Related Documents, the Collateral Documents and all other documents delivered to the Administrative Agent or any Bank in connection herewith or therewith."

     (f)  The definition of the term "Material Adverse Effect" set forth in
Section 1.1 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "`Material Adverse Effect' means a material adverse effect upon any of (a) the operations, business, properties, condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) the ability of the Company to perform its obligations under any Loan Document without default; or (c) the legality, validity, binding effect or enforceability of any Loan Document or, subject to Permitted Liens, the perfection or the priority of any Lien granted under any of the Collateral Documents."

     (g)  [Reserved]

     (h) Section 2.1 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Committed Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time the outstanding amount set forth opposite the Bank's name in Schedule 2.1 under the heading "Commitments" and, in the case of each Additional Bank, the Commitment amount set forth in the Addendum with respect to such Additional Bank (such amount as the same may be reduced pursuant to Section 2.6 or as a result of one or more assignments pursuant to subsection 11.7(a), the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Committed Loans, (a) the Effective Amount of all outstanding Loans together with the Effective Amount of the Letter of Credit (if outstanding) shall not exceed the Aggregate Commitment, and
     (b) the Effective Amount of all outstanding Loans shall not exceed the Borrowing Base. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay pursuant to Section 2.7 and reborrow pursuant to this Section 2.1."

     (i) Section 2.4 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "2.4 Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.3, each Bank severally agrees that the Company may, as set forth in Section 2.5, from time to time request the Banks prior to the Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that after giving effect to any Bid Loan (a) at no time shall (i) the Effective Amount of all outstanding Loans together with the Effective Amount of the Letter of Credit (if outstanding) exceed the Aggregate Commitment, or (ii) the Effective Amount of all outstanding Loans exceed the Borrowing Base; (b) at no time shall the outstanding aggregate principal amount of all Bid Loans made by all Banks exceed 50% of the Aggregate Commitment; and (c) at no time shall the number of different Interest Periods for Bid Loans then outstanding plus the number of different Interest Periods for Committed Loans then outstanding exceed ten."

     (j) Subsections 2.5(c)(ii)(C) and (D) of the Credit Agreement shall be amended and restated in their entirety so that, as amended and restated, they read as follows:

          "(C) in case the Company elects a LIBOR Auction, the margin above or below LIBOR (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed as a percentage to be added to or subtracted from the applicable LIBOR and the Interest Period applicable thereto;

          (D) in case the Company elects an Absolute Rate Auction, the rate of interest per annum (the "Absolute Rate") offered for each such Bid Loan; and"

     (k) Section 2.7 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "2.7  Prepayments.

          (a) Optional Prepayments. Subject to Section 4.4, the Company may, at any time or from time to time, upon notice to the Administrative Agent by 9:00 a.m. (San Francisco time) at least three Business Days prior with respect to Offshore Committed Loans and CD Rate Loans or the same Business Day with respect to Reference Rate Loans, ratably prepay Committed Loans in whole or in part, in multiples of $1,000,000 with respect to Reference Rate Loans and in multiples of $5,000,000 and in whole multiples of $1,000,000 in excess thereof with respect to other Committed Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Loans, CD Rate Loans or Offshore Committed Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company and the Administrative Agent will promptly notify each Bank thereof. If such notice is given, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

          (b) Mandatory Prepayments - Borrowing Base. Subject to Section 4.4, in the event that any Borrowing Base Certificate delivered pursuant to Section 7.2(d) shall indicate as of the date of such Borrowing Base Certificate that the Effective Amount of all outstanding Loans exceeds the Borrowing Base, the Company shall immediately prepay Loans in an aggregate amount equal to the amount of such excess.

          (c) General. Any prepayments pursuant to this Section 2.7 shall be applied first to any Reference Rate Loans then outstanding and then to CD Rate Loans and Offshore Committed Loans with the shortest Interest Periods remaining. The Company shall pay, together with each prepayment under this Section 2.7, any amounts required pursuant to
     Section 4.4 and, in the case of Offshore Committed Loans and CD Rate Loans, accrued interest to each such date on the amount prepaid. Accrued interest to the date of any Reference Rate Loan prepaid pursuant to this Section 2.7 shall be paid on the last day of the calendar quarter in which such prepayment occurs.

          (d) Bid Loans. The Company may not repay all or any portion of the principal amount of any Bid Loan prior to the maturity thereof."

     (l) Section 2.9(a) of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "(a) Subject to subsection 2.9(d), each Committed Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the CD Rate, LIBOR or the Reference Rate, as the case may be, plus the Applicable Margin. Any change in the interest rate on a Committed Loan resulting from a change in the Applicable Margin shall become effective as of the opening of business on the day on which such change in the Applicable Margin becomes effective."

     (m) Subsections 2.10(b), 2.10(c) and 2.10(d) of the Credit Agreement shall be amended and restated in their entirety so that, as amended and restated, they read as follows:

          "(b) Facility Fee. The Company shall pay to the Administrative Agent, for the ratable account of each Bank in accordance with its Commitment Percentage, a facility fee ("Facility Fee") equal to 0.4375% per annum of the Aggregate Commitment. Such Facility Fee shall accrue from the Effective Date of the Third Amendment to Credit Agreement and shall be paid quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1994, and on the Termination Date.

          (c) Upfront Fee. The Company shall pay to the Administrative Agent, for the ratable account of each Bank, an upfront fee as set forth in Section 4(h) of the Third Amendment to Credit Agreement.

          (d) Arrangement Fees. The Company shall pay to each of BA Securities, Inc. and National Westminster Plc, for their own respective accounts, such arrangement fees as are set forth in the separate Arrangement Fee Letters dated on or about the date of Third Amendment to Credit Agreement in favor of each such Person."

     (n) Article 2 of the Credit Agreement shall be amended by inserting the following Section 2.16 at the end thereof:

          "2.16 Security. All Obligations of the Company under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents."

     (o) Section 3.1 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "3.1 The Letter of Credit. Subject to the terms and conditions set forth herein (a) the Issuing Bank agrees to honor drafts under the Letter of Credit, as the Letter of Credit may be amended from time to time, up to the maximum amount of $75,000,000, provided, however, that, after giving effect to any amendment to the Letter of Credit, the Effective Amount of all outstanding Loans together with the Effective Amount of the Letter of Credit shall not exceed the Aggregate Commitment; and (b) the Banks severally agree to participate in the Letter of Credit. The Issuing Bank's agreement under this
     Section is an agreement to honor drafts only under the Letter of Credit, rather than an agreement to provide a revolving letter of credit subfacility."

     (p) Subsection 3.8(a) of the Credit Agreement shall be amended by deleting the phrase "0.625% (62.5 basis points)" contained therein and replacing it with the phrase "1.250% (one hundred twenty five basis points)".

     (q) Section 4.3 of the Credit Agreement shall be amended by inserting the following subsection 4.3(c) at the end thereof:

          "(c) The agreements and obligations of the Company contained in this Section 4.3 shall survive the payment in full of all other Obligations and termination of the Commitments."

     (r) Subsection 5.2(b) of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "(b) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in
     Article 4 hereof and in the Collateral Documents shall be true and correct on and as of such Borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true, accurate and complete in all material respects as of such earlier date);"

     (s) Section 5.2 of the Credit Agreement shall be amended by (i) replacing the period at the end of subsection (c) therein with "; and", and (ii) inserting the following subsection (d) at the end thereof:

          "(d) Borrowing Base Compliance. After giving effect to such Borrowing, (i) the Effective Amount of all outstanding Loans together with the Effective Amount of the Letter of Credit (if outstanding) shall not exceed the Aggregate Commitment, and (ii) the Effective Amount of all outstanding Loans shall not exceed the Borrowing Base."

     (t) Subsection 6.11(b) of the Credit Agreement shall be amended by replacing the date "April 2, 1993" therein with "October 1, 1994."

     (u) Section 7.1 of the Credit Agreement shall be amended by (i) deleting the word "and" at the end of subsection (c) therein, (ii) replacing the period at the end of subsection (d) therein with "; and", and (iii) inserting the following subsection (e) at the end thereof:

          "(e) as soon as available, but not later than 30 days after the end of each month, an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries for such month and the related unaudited consolidated statement of income for such month, provided, however, that the foregoing obligation to deliver monthly financial statements shall cease at such time as the Company has had two consecutive profitable quarters."

     (v) Section 7.2 of the Credit Agreement shall be amended by (i) deleting the word "and" at the end of subsection (b) therein, (ii) replacing the period at the end of subsection (c) therein with "; and", and (iii) inserting the following subsection (d) at the end thereof:

          "(d) within 20 Business Days after the last day of each calendar month and on any other day on which the Company requests a Borrowing if the Company so elects in order to support such proposed Borrowing, a Borrowing Base Certificate."

     (w) Section 7.6 of the Credit Agreement shall be amended by inserting the following at the end thereof:

          "The amounts of such insurance may not materially be reduced by the Company in the absence of 30 days' prior notice to the Administrative Agent. All such insurance shall name the Administrative Agent as loss payee/mortgagee and as additional insured, for the benefit of the Banks, as their interests may appear. All casualty insurance maintained by the Company shall name the Administrative Agent as loss payee and all liability insurance shall name the Administrative Agent as additional insured for the benefit of the Banks, as their interests may appear. Upon request of the Administrative Agent, the Company shall furnish the Administrative Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Admin istrative Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker). For purposes of this Section 7.6, the self-insurance programs of the Company for California state disability insurance to be in effect as of January 1, 1995, as disclosed to the Banks prior to the Effective Date of the Third Amendment to Credit Agreement, are approved."

     (x) Subsection 8.1(j) of the Credit Agreement shall be amended by deleting the text of such subsection in its entirety and replacing it with the word "Reserved;".

     (y) Subsection 8.2(f) of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "(f) the sale or discounting of accounts receivable: (i) by any Subsidiary, without restriction; and (ii) by the Company, (A) up to a cumulative aggregate of $2,500,000 face amount of accounts receivable per year for which the account debtor is a resident of the United States and is in arrears on other obligations owed to the Company or its Subsidiaries or in the reasonable judgment of the Company such debtor will default on its obligations, or (B) which are at least
     90 days past due, all in the ordinary course of business in connection with the compromise or collection thereof, provided, however, the aggregate amount of any recourse to the Company for all such sales or discounting during a fiscal year of the Company under either clause (A) or (B) above shall not exceed $1,000,000 for such fiscal year, and provided, further, that the Company shall pay all reasonable costs and expenses, including attorneys' fees and expenses (including the allocated cost of internal counsel), incurred by the Administrative Agent in connection with the release of the Lien created by the Security Agreement with respect to any such sold or discounted accounts receivable of the Company and shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that any such release is in compliance with this subsection 8.2(f); and"

     (z) Subsections 8.4(e), 8.4(f) and 8.4(g) of the Credit Agreement shall be amended and restated in their entirety so that, as amended and restated, they read as follows:

          "(e) additional loans or capital contributions to Subsidiaries which are not Wholly-Owned Subsidiaries for which the aggregate amount extended from the Effective Date of the Third Amendment to Credit Agreement does not exceed $15,000,000; provided, however, that this paragraph shall not be deemed to prohibit intercompany account settlements made in the ordinary course of business;

           (f) Investments in connection with Acquisitions in the capital stock, assets, obligations or other securities of or interest in other Persons, provided, in each case, (i) the amount of consideration payable (including by assumption of liabilities) by the Company or its Subsidiary, when added to similar amounts for all transactions entered into after the Effective Date of the Third Amendment to Credit Agreement by the Company or any of its Subsidiaries, does not exceed $10,000,000; and (ii) (x) if any Acquiree is subject to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act, the prior, effective written consent of the board of directors or equivalent governing body of the Acquiree is obtained and delivered to the Administrative Agent, or (y) if the Acquiree does not meet the qualifications set forth in clause (x) of this subclause
     (ii) of subsection 8.4(f), the prior effective written consent of the board of directors or equivalent governing body and the percent of any and all classes of stock or other equity of such Acquiree the consent of which, notwithstanding any provisions in the charter or by-laws of the Acquiree to the contrary, is required by applicable statute to consummate the Acquisition, is obtained and delivered to the Administrative Agent;

          (g) purchases or redemptions of debt obligations of the Company or its Subsidiaries by such Persons solely from the proceeds of the Company's issuance of Subordinated Debt or the Net Proceeds of the sale of the capital stock of the Company, so long as no Default or Event of Default exists and is continuing or would occur as a result thereof;"

     (aa) Section 8.7 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "8.7 Restricted Payments. The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value (or permit any of its Material Subsidiaries, other than Wholly-Owned Subsidiaries, to do so) any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and its Subsidiaries may:

          (a) declare and make dividend payments or other distributions payable solely in its common stock; and

          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares from employees terminating employment with the Company, pursuant to the Company's customary policies and procedures relating to such matters, up to a maximum aggregate amount of $2,000,000 in any fiscal year of the Company."

     (bb) Section 8.8 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

                    "8.8 Modified Quick Ratio. The Company shall not, as of the last day of any fiscal quarter, suffer or permit its ratio (determined according to GAAP on a consolidated basis in respect of the Company and its Subsidiaries) of (a) the sum of cash, Liquid Assets, and Receivables, net of any allowance for doubtful accounts and sales returns, to (b) Consolidated Current Liabilities, to be less than 0.80 to 1.00."

     (cc) Each of Sections 8.9 and 8.14 of the Credit Agreement shall be amended by deleting the text of such Section in its entirety and replacing it with the word "Reserved".

     (dd) Section 8.10 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "8.10 Tangible Net Worth. The Company shall not suffer or permit its Tangible Net Worth as of the last day of any fiscal quarter to be less than the amount equal to (a) the sum of (i) $275,000,000, plus (ii) 75% of cumulative net income for the Company and its Subsidiaries determined on a consolidated basis beginning with the fiscal quarter ended December 31, 1994, determined quarterly and not reduced by any quarterly loss (except as specifically hereinafter provided), plus (iii) 75% of the Net Proceeds of any sale of capital stock of the Company by and for the account of the Company beginning with the fiscal quarter ended December 31, 1994, plus (iv) 75% of the amount by which the Tangible Net Worth of the Company is increased, in accordance with GAAP, due to conversion of debt to common stock beginning with the fiscal quarter ended December 31, 1994, less (b) for the fiscal quarter ended December 31, 1994 only, any quarterly loss for such fiscal quarter up to a maximum amount of $30,000,000, and for the fiscal quarter ended April 1, 1995 only, any quarterly loss up to a maximum amount of $15,000,000."

     (ee) Section 8.11 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "8.11 Profitability. The Company, on a consolidated basis, shall not incur or suffer or permit to be incurred, as of the last day of any fiscal quarter, commencing with the fiscal quarter ended July 1, 1995, a net loss for such fiscal quarter."

     (ff) Section 8.12 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "8.12 Losses in Specific Quarters. The Company, on a consoli dated basis, shall not incur or suffer or permit to be incurred, as of the last day of (a) the fiscal quarter ended December 31, 1994, a net loss for such fiscal quarter in excess of $30,000,000, and (b) the fiscal quarter ended April 1, 1995, a net loss for such fiscal quarter in excess of $15,000,000."

     (gg) Section 8.13 of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

          "8.13 Leverage Ratio(s). (a) The Company shall not suffer or permit its ratio of Total Liabilities to Tangible Net Worth at any time to be greater than the amount set forth opposite the applicable period below:

                    Period                                    Ratio

          December 31, 1994 through September 29, 1995      2.70:1.00
          September 30, 1995 through March 29, 1996         2.50:1.00
          March 30, 1996 and thereafter                     2.15:1.00

          (b) The Company shall not suffer or permit its ratio of Total Liabilities, plus Subordinated Indebtedness, to Tangible Net Worth (the "Adjusted Leverage Ratio") at any time to be greater than the amount set forth opposite the applicable period below:

                    Period                                    Ratio

          December 31, 1994 through September 29, 1995      3.15:1.00
          September 30, 1995 through March 29, 1996         2.90:1.00
          March 30, 1996 and thereafter                     2.60:1.00"

     (hh) Article 8 of the Credit Agreement shall be amended by inserting the following Sections 8.19 and 8.20 at the end thereof:

          "8.19 Certain Other Debt. The Company shall not prepay, redeem, defease (whether actually or in substance) or purchase in any manner (or deposit or set aside funds or securities for the purpose of the foregoing), or make any payment (other than for scheduled payments of principal and interest due on the date of payment thereof, if such payment is permitted to be made pursuant to the terms thereof) in respect of, or establish any sinking fund, reserve or like set aside of funds or other property for the redemption, retirement or repayment of, any Subordinated Indebtedness or the Tandy Note, or transfer any property in payment of or as security for the payment of, or violate the subordination terms of, any Subordinated Indebtedness or the Tandy Note, or amend, modify or change in any manner the terms of any Subordinated Indebtedness or the Tandy Note or any instrument, indenture or other document evidencing, governing or affecting the terms thereof, if any such amendment, modification or change has or would have an adverse effect on the Administrative Agent's or any Bank's rights or remedies under any of the Loan Documents, or cause or permit any of its Subsidiaries to do any of the foregoing; except that the Company may prepay, redeem, defease or purchase the Notes, pursuant to the Indenture, to the extent that the payment therefore is made solely in the Company's common stock as permitted under subsection 8.4(g).

          8.20 Additional Banks. The Company shall not agree to any increase in the Commitment of an Affected Bank pursuant to clause
     (iii) of the second paragraph of Section 11.1 without the prior written consent of the Majority Banks."

     (ii) Subsection 9.1(c) shall be amended by deleting the text of such subsection in its entirety and replacing it with the word "Reserved".

     (jj) Subsections 9.1(d), 9.1(e) and 9.1(f) of the Credit Agreement shall be amended and restated in their entirety so as to read as follows:

          "(d) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Section 7.3, 7.9, 7.11,
     8.1 (with respect to Voluntary Liens only), 8.2, 8.3, 8.4, 8.5, 8.7, 8.8, 8.10, 8.11, 8.12, 8.13, 8.15, 8.17, 8.18, 8.19 or 8.20; or

          (e) Other Specified Defaults. The Company fails to perform or observe any term, covenant or agreement contained in the following Sections and such failure continues for the amount of time specified:
     Sections 7.1 or 7.2 for 10 days; and Section 8.1 (only with respect to any Liens other than Voluntary Liens), Section 8.6 and Section 8.16 for 15 days; or

           (f) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of 15 days after the earlier of (i) the date upon which a Responsible Officer or the general counsel of the Company or any person holding a similar position within the Company knew or should have known of such failure or (ii) the date upon which written notice thereof has been given to the Company by the Administrative Agent or any Bank; or"

     (kk) Section 9.1 of the Credit Agreement shall be amended by (i) replacing the period at the end of subsection (n) therein with "; and (ii) inserting the following subsections (o) and (p) at the end thereof:

          "(o) Collateral.

               (i) Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder;

               (ii) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens; or

          (p) any of the unsatisfied conditions precedent to the effectiveness of the Third Amendment to Credit Agreement, as listed in
     Schedule 4 thereto, shall fail to be satisfied by January 20, 1995."

     (ll) Article 9 of the Credit Agreement shall be amended by inserting the following Section 9.4 at the end thereof:

          "9.4 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of Sections 8.8, 8.10, 8.11, 8.12 or 8.13 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the
     SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Administrative Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken."

     (mm) Article 10 of the Credit Agreement shall be amended by inserting the following Section 10.12 at the end thereof:

          "10.12  Collateral Matters.

          (a) The Administrative Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in the relevant Collateral Document. Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.12(b).

          (c) None of the Administrative Agent-Related Persons shall be responsible in any manner to any of the Banks for the value of or title to any Collateral. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the value of and title to any Collateral.

          (d) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank, other than the real property described in the Deeds of Trust."

     (nn) Subsection 11.7(a) of the Credit Agreement shall be amended and restated in its entirety so that, as amended and restated, it reads as follows:

                    "(a) Any Bank may, with the written consent of the Company and the Administrative Agent, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees and, with notice to the Administrative Agent and the Company but without the consent of the Company or the Administrative Agent, may assign to any of its wholly-owned Affiliates (each an "Assignee") all or any ratable part of all of the Loans, L/C Obligations and the Commitments (including the L/C Commitment contained therein) or any other rights or obligations of such Bank hereunder and under the other Loan Documents; provided, however, that the Company, the Issuing Bank and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit N ("Assignment and Acceptance") together with any Bid Note subject to such assignment; and (iii) the processing fees of $2,500 shall have been paid to the Administrative Agent; provided, further, that the aggregate amount of the Commitment, Loans and participation in L/C Obligations of the assigning Bank being assigned pursuant to any Assignment and Acceptance (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000.

     (oo) Section 11.8 of the Credit Agreement shall be amended by inserting the following sentence at the end thereof:

     "NOTWITHSTANDING THE FOREGOING, NO BANK SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY HELD OR MAINTAINED BY THE BANK WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAJORITY BANKS."

     (pp) Section 11.14 of the Credit Agreement shall be amended and restated in its entirety so as to read as follows:

          "11.14 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company, the Banks, the Issuing Bank, the Administrative Agent and the Co-Agents and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for the fee letters referenced in Section 2.10 and 3.8(b)(ii), the letter agreements between the Company and each of BA Securities, Inc. and National Westminster Bank Plc relating hereto and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent, the Issuing Bank or the Banks."

     (qq) Article 11 of the Credit Agreement shall be amended by inserting the following Section 11.15 at the end thereof:

          "11.15 Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then
     (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent."

     (rr) Schedule 2.1 to the Credit Agreement shall be superseded and replaced by Schedule 2.1 attached to this Amendment.

     (ss) Exhibits D and F to the Credit Agreement shall be superseded and replaced by Exhibits D and F attached to this Amendment, respectively.

     (tt) Exhibit P attached to this Amendment shall be added to the Credit Agreement as Exhibit P thereto.

     3. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent, the Co-Agents, the Issuing Bank and the Banks as follows:

     (a) The execution, delivery and performance by the Company of this Amendment and the Collateral Documents have been duly authorized by all necessary corporate action and do not and will not (i) contravene the terms of the Company's certificate of incorporation, bylaws or other organizational document, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which the Company is a party, or (iii) violate any Requirement of Law.

     (b) The execution, delivery and performance by the Company of this Amendment and the Collateral Documents do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable, except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents.

     (c) The Credit Agreement, as amended by this Amendment, and each Collateral Document constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, without defense, counterclaim or offset.

     (d)  The representations and warranties of the Company set forth in
Article 6 in the Credit Agreement and in the Collateral Documents are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true, accurate and complete in all material respects as of such earlier date).

     (e)  No Default or Event of Default has occurred and is continuing.

     (f) The Company is in the process of ceasing all operations at its manufacturing facility in Fountain Valley, California and will have no manufacturing operations at such location as of February 1, 1995.

     (g) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, the Co-Agents, the Issuing Bank, the Banks or any other Person.

     4. Effective Date. This Amendment will become effective as of December 23, 1994 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

     (a) The Administrative Agent has received from the Company, each of the Co-Agents, the Issuing Bank and the Majority Banks a duly executed original of this Amendment.

     (b) The Administrative Agent has received from the Company duly executed original replacement Bid Notes.

     (c) The Administrative Agent has received each of the following, duly executed by the Company and in appropriate form for recording where applicable:

          (i)  the Security Agreement;

          (ii)  the Pledge Agreement;

         (iii)  the Deeds of Trust;

          (iv) telephonic acknowledgment of all UCC-1 financing statements filed, registered or recorded to perfect the security interests of the Administrative Agent for the benefit of the Banks, or other evidence satisfactory to the Administrative Agent and the Majority Banks that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Banks in accordance with applicable law;

          (v) written advice relating to such Lien and judgment searches as the Administrative Agent or the Majority Banks shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

          (vi) all certificates and instruments representing the Collateral pledged pursuant to the Pledge Agreement, and stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent or the Majority Banks may specify;

          (vii) with respect to each of the mortgaged properties described in the Deeds of Trust, an A.L.T.A. Form B (or other form acceptable to the Administrative Agent and the Majority Banks), a mortgagee policy of title insurance or binder issued by a title insurance company satisfactory to the Administrative Agent and the Majority Banks insuring (or undertaking to insure, in the case of a binder) that such Deed of Trust creates and constitutes a valid first Lien against the mortgaged property described therein in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent and the Majority Banks, with such endorsements and affirmative insurance as the Administrative Agent or the Majority Banks may reasonably request;

          (viii) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and the Deeds of Trust, and proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of the Deeds of Trust or the issuance of the title insurance policies (whether due on the date hereof or in the future) including sums due in connection with any future advances;

          (ix) evidence that the Administrative Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required under the Credit Agreement and the Collateral Documents, on terms satisfactory to the Administrative Agent and the Majority Banks;

          (x) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien for the benefit of the Banks, as requested by the Administrative Agent or the Majority Banks; and

          (xi) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Majority Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

     (d)  The Administrative Agent has received from the Company:

          (i) copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the dated hereof by the Secretary or an Assistant Secretary of the Company;

          (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Amendment and the Collateral Documents to be delivered by it hereunder;

          (iii) the articles or certificate of incorporation and the bylaws of the Company as in effect on the date hereof, certified by the Secretary or Assistant Secretary of the Company as of the date hereof; and

          (iv) a good standing and tax good standing certificate for the Company from the Secretary of State of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the date hereof.

     (e) An opinion of Stradling, Yocca, Carlson & Rauth, counsel to the Company, addressed to the Administrative Agent, the Co-Agents, the Issuing Bank and the Banks, in form and substance satisfactory to the Administrative Agent and the Majority Banks.

     (f) An opinion of Akin, Gump, Strauss, Hauer & Feld, Texas counsel to the Company, addressed to the Administrative Agent, the Co-Agents, the Issuing Bank and the Banks, regarding the Texas Deed of Trust, in form and substance satisfactory to the Administrative Agent and the Majority Banks.

     (g) Opinions of foreign counsel to the Company, addressed to the Administrative Agent, the Co-Agents, the Issuing Bank and the Banks, regarding such matters as the Administrative Agent may request with respect to the pledge of the stock of foreign subsidiaries under the Pledge Agreement, in form and substance satisfactory to the Administrative Agent and the Majority Banks.

     (h) The Administrative Agent has received from the Company an upfront fee in an amount equal to 0.25% of the Aggregate Commitment on the Effective Date, which fee shall be for the ratable account of each Bank, and which fee the Company hereby covenants to pay to the Administrative Agent on demand on or prior to the Effective Date.

     (i) BA Securities, Inc. and National Westminster Bank Plc each has received from the Company the arrangement fee set forth in the separate "Arrangement Fee Letter" dated on or about the date hereof in favor of such Person, which fees shall be for their own respective accounts, and which fees the Company hereby covenants to pay to each of BA Securities, Inc. and National Westminster Bank Plc, respectively, on demand on or prior to the Effective Date.

     (j) The Administrative Agent has received from the Company payment of all accrued and unpaid fees, costs and expenses to the extent due and payable on the date hereof, together with attorneys' fees and expenses (including the allocated cost of internal counsel) invoiced on or prior to the date hereof, plus such additional amounts of attorneys' fees and expenses (including the allocated cost of internal counsel) as shall constitute the Administrative Agent's reasonable estimate of such fees and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.4 of the Credit Agreement, as amended hereby, or subsection 6(g) hereof.

     (k) The Administrative Agent has received such other approvals, opinions, documents or materials as the Administrative Agent or the Majority Banks may reasonably request;

and further provided that the parties hereto acknowledge that this Agreement will become effective as of December 23, 1994 notwithstanding the noncompletion by such date of such of the foregoing conditions as are listed in Schedule 4 hereto.

For purposes of determining compliance with the conditions specified above, each Bank that has executed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

     5. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Administrative Agent, the Co-Agents, the Issuing Bank and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Administrative Agent, the Co-Agents, the Issuing Bank or the Banks to execute similar amendments under the same or similar circumstances in the future.

     6.  Miscellaneous.

     (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

     (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

     (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

     (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that, if elected by the Administrative Agent, this document (and any other document required herein) may be delivered by any party thereto in the form of an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of such a facsimile transmitted document purportedly bearing the signature of a party hereto shall bind such party with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

     (e) This Amendment, together with the Credit Agreement and the Collateral Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section
11.1 of the Credit Agreement.

     (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Credit Agreement or the Collateral Documents, respectively.

     (g) Company covenants to pay to or reimburse the Administrative Agent, upon demand, for all reasonable costs and expenses, including attorneys' fees and expenses (including the allocated costs of in-house counsel), incurred in connection with the development, preparation, execution and delivery of this Amendment and the other documents contemplated hereby, including without limitation appraisal, audit, search and filing fees incurred in connection herewith.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                             AST RESEARCH, INC.



                             By:   BRUCE C. EDWARDS
                             Title:    Executive Vice President and
                                     Chief Financial Officer



                             By:    DENNIS R. LEIBEL
                             Title:    Vice President, Legal & Treasury
                                     Operations


                             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION, as Administrative Agent and Co-Agent



                             By: WENDY M. YOUNG
                             Title:    Vice President


                             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION, as Issuing Bank and a Bank



                             By: KEVIN MC MAHON
                             Title:    Vice President


                             NATIONAL WESTMINSTER BANK PLC, as Co-Agent and a
                             Bank



                             By: MICHAEL E. KEATING
                             Title:   Vice President


                             CIBC INC., as Co-Agent and a Bank



                             By: JAMES E. ANDERSON
                             Title:  Managing Director


                             SHAWMUT BANK, N.A., as Co-Agent and
                             a Bank



                             By: FRANK BENESH
                             Title:   Director


                             BANQUE NATIONALE DE PARIS



                             By:_____________________________
                             Title: Senior Vice President and Manager



                             By:_____________________________
                             Title: Vice President


                             SANWA BANK CALIFORNIA



                             By:_____________________________
                             Title:


                             CITICORP USA, INC.



                             By: JAMES J. SHERIDAN
                             Title:  Vice President


                             COMMONWEALTH BANK OF AUSTRALIA



                             By:_____________________________
                             Title: Executive Vice President and
                                    General Manager

                             THE INDUSTRIAL BANK OF JAPAN,
                             LIMITED, LOS ANGELES AGENCY



                             By: KAZUTAKA KIYOTO
                             Title: Senior Vice President



                             THE LONG-TERM CREDIT BANK OF
                             JAPAN, LTD., LOS ANGELES AGENCY



                             By:_______________________________
                             Title: Deputy General Manager


                             ROYAL BANK OF CANADA



                             By:_______________________________
                             Title:


                             ABN AMRO BANK N.V., LOS ANGELES
                             BRANCH



                             By:  JOHN A. MILLER
                             Title: Vice President



                             By: PAUL K. STIMPFL
                             Title: Vice President


                             THE NIPPON CREDIT BANK LTD., LOS
                             ANGELES AGENCY



                             By: KIYOTUMI ICHIKAWA
                             Title:  Vice President



                          SCHEDULE 2.1

                          COMMITMENTS


                                     Commitment       Commitment
Bank                                    Amount        Percentage

Bank of America National Trust     $33,750,000    15.000000000%
  and Savings Association

National Westminster Bank Plc      $26,250,000    11.666666666%

CIBC Inc.                          $30,000,000    13.333333333%

Shawmut Bank, N.A.                 $30,000,000    13.333333333%

Banque Nationale de Paris          $15,000,000     6.666666666%

Sanwa Bank California              $15,000,000     6.666666666%

Citicorp USA, Inc.                 $15,000,000     6.666666666%

Commonwealth Bank of Australia     $11,250,000     5.000000000%

The Industrial Bank of Japan,      $11,250,000     5.000000000%
   Limited, Los Angeles Agency

The Long-Term Credit Bank          $11,250,000     5.000000000%
   of Japan, Ltd.,
   Los Angeles Agency

Royal Bank of Canada                $9,375,000     4.166666666%

ABN Amro Bank N.V.,                 $9,375.000     4.166666666%
   Los Angeles Branch

The Nippon Credit Bank Ltd.,        $7,500,000     3.333333333%
   Los Angeles Agency
                                 _____________   ______________

Total                             $225,000,000   100.000000000%




                           SCHEDULE 4

         CONDITIONS TO BE SATISFIED BY JANUARY 20, 1994


1.   Receipt by the Administrative Agent of required landlord waivers.

2. Receipt by the Administrative Agent of a satisfactory opinion of French counsel to the Company regarding AST Research France S.A.R.L.

3. Receipt by the Administrative Agent of certificates representing all stock pledged pursuant to the Pledge Agreement.

4. Recording of Deeds of Trust as a first-priority lien, issuance of appropriate title insurance policies and receipt by the Administrative Agent of a satisfactory opinion of Texas counsel to the Company.


                           EXHIBIT D

                     COMPLIANCE CERTIFICATE


    Pursuant to that certain Credit Agreement dated as of September 30, 1993 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined) among AST Research, Inc., a Delaware cor poration (the "Company"), Bank of America National Trust and Savings Association, as Administrative Agent, Co-Agent and Issuing Bank, National Westminster Bank Plc, CIBC, Inc. and Shawmut Bank, N.A., each as Co-Agent, and the several financial institutions party thereto, the undersigned ___________________________, certifies that he is the ___________________ of the
Company, and that, as such, he is authorized to execute and deliver this Certificate, and that:

    [Use this paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.1(a) of the Credit Agreement]

    (a)Attached as Exhibit 1 hereto are the audited consolidated balance sheet of the Company as of _________, 199__ and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year.

                               or

    [Use this paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.1(c) of the Credit Agreement]

    1. Attached as Exhibit 1 hereto are the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries and the related consolidated statements of income, shareholders' equity and cash flows, all for the quarter ended __________, 199_. The financial statements attached as
Exhibit 1 are complete and correct and fairly present, in accordance with GAAP, the financial position and results of operations of the Company and the Company's Subsidiaries; provided, however, footnotes and other financial presentations customarily presented only for audited year-end statements under GAAP are not included.

    2. Attached as Exhibit 2 hereto are the unaudited consolidating balance sheets of the Company and its Subsidiaries as of ____________, 199_ and the related consolidating statements of income for such period which were used together with the financial statements attached hereto as Exhibit 1.

    3. The Company has reviewed the terms of the Credit Agreement and the undersigned has made, or has caused to be made under his supervision, a review of the transactions entered into by the Company and its Subsidiaries during the accounting period covered by the attached financial statements which could affect the Company's compliance with such terms.

    4. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of the covenants and other agreements contained in the Credit Agreement to be observed, performed or satisfied by the Company.

    5. The examinations described in paragraph 3 above did not disclose, and the undersigned has obtained no knowledge of any Default or Event of Default.

    6. All representations and warranties of the Company set forth in
Article VI of the Credit Agreement and in the Collateral Documents are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true, accurate and complete in all material respects as of such earlier date).

    7. The financial analysis and information contained in this certificate are true and accurate on and as of the date of this certificate.

    8. Set forth below are the calculations used to determine compliance with the covenants of the Credit Agreement. All amounts set forth below refer to the Company's consolidated financial statements for the period ended ____________, 199_.

     A.    Modified Quick Ratio (Section 8.8)    (Thousands)

     (i)   Cash and Liquid Assets
           of the Company and
           Consolidated Subsidiaries              $_________

     (ii)  Receivables                            $_________

           Allowance for doubtful accounts
           and sales returns                     ($________)

           TOTAL RECEIVABLES                      $_________

TOTAL ((i) PLUS (ii))        $_________

     (iii) Consolidated Current Liabilities       $_________

     Modified Quick Ratio is ___ to 1.00 ((i) plus (ii) to (iii)).

     The required Modified Quick Ratio is not less than 0.80:1.00.



     B.    Tangible Net Worth (Section 8.10)     (Thousands)

     (i)   Total Net Worth                       $__________

           Intangibles                          ($_________)

TOTAL ACTUAL TANGIBLE NET WORTH      $__________

     (ii)  Base Amount                              $275,000

           75% of cumulative consolidated net
           income (excluding net loss) earned
                             for each fiscal quarter beginning
           with the fiscal quarter ended
           December 31, 1994 $__________

           75% of Net Proceeds of sale of capital
           stock of the Company by and for
           the account of the Company beginning
           with the fiscal quarter ended
           December 31, 1994 $__________

           75% of increase in Tangible Net Worth
           due to conversion of debt to common
           stock beginning with the fiscal quarter
           ended December 31, 1994               $__________

           [For the fiscal quarter ended
           December 31, 1994 only:
                             Any quarterly loss for the fiscal
           quarter, up to a maximum amount
           of $30,000,000                      ($_________)]

           [For the fiscal quarter ended
           April 1, 1995 only:
                             Any quarterly loss for the fiscal
           quarter, up to a maximum amount
           of $15,000,000                      ($_________)]


TOTAL REQUIRED TANGIBLE NET WORTH       $__________

     Total Actual Tangible Net Worth may not be less than Total Required Tangible Net Worth set forth above.

     C.    Profitability (Section 8.11)                          (Thousands)

           Consolidated net loss (if any)                       ($__________)

     Profitability must be positive, commencing with the fiscal quarter ended July 1, 1995.


     D.    Losses in Specific Quarters (Section 8.12)        (Thousands)


           Consolidated net loss (if any)                   ($__________)

     Net loss (if any) for the fiscal quarter ended December 31, 1994 shall not exceed $30,000,000, and net loss (if any) for the fiscal quarter ended April 1, 1995 shall not $15,000,000.


     E.    Leverage Ratios (Section 8.13)         (Thousands)

     (i)   Total Liabilities                     $__________

     (ii)  Total Liabilities plus
           Subordinated Debt                     $__________

     (iii) Tangible Net Worth (from B(i) above)  $__________


     Leverage Ratio is ___ to 1.00 ((i) to (iii)).

     Adjusted Leverage Ratio is ___ to 1.00 ((ii) to (iii)).

     The required Leverage Ratios may not exceed the ratios set forth in Section
8.13 of the Agreement for the applicable periods.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 199_.



                             _______________________________
                              (signature)

                             Title: ________________________

                           EXHIBIT F

                      NOTICE OF BORROWING


To:  Bank of America National Trust and
     Savings Association, as Administrative
     Agent under the Credit Agreement dated
     as of September 30, 1993 (as amended
     from time to time, the "Credit Agreement") among AST Research, Inc., Bank of America
     National Trust and Savings Association,
     as Administrative Agent, Co-Agent and
     Issuing Bank, National Westminster Bank Plc,
     CIBC, Inc. and Shawmut Bank, N.A., each as
     Co-Agent, and the several financial
     institutions party thereto (the "Banks").


                                      Date: _____________, 199_


Ladies and Gentlemen:

     The undersigned AST Research, Inc. (the "Company") refers to the Credit Agreement, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified herein:

           1. The aggregate amount of the proposed Borrowing is $______________________.

           2.  The Business Day of the proposed Borrowing is
     ______________, 199_.

           3. The Borrowing is to be comprised of $_______ of [Offshore Committed] [CD Rate] [Reference Rate] Loans.

           4. The duration of the Interest Period for the [Offshore Committed] [CD Rate] Loans included in the Borrowing shall be _____ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

           (a)  the representations and warranties of the Company contained in
     Article VI of the Credit Agreement and in the Collateral Documents are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true, accurate and complete in all material respects as of such earlier date);

           (b) no Default or Event of Default has occurred and is continuing, or would result from the proposed Borrowing;

           (c) the Effective Amount of all outstanding Loans together with the Effective Amount of the Letter of Credit (if outstanding) does not exceed the Aggregate Commitment; and

           (d) the Effective Amount of all outstanding Loans does not exceed the Borrowing Base.

     The Company represents and warrants to the Administrative Agent and the Banks that the Borrowing requested herewith (check one of each):

           [  ]               is, partially or in its entirety;

           [  ]               is not, to any extent,

           a Purpose Credit, and

           [  ]               is, partially or in its entirety;

           [  ]               is not, to any extent,

           an Acquisition Credit.

     If such Borrowing is to any extent either a Purpose Credit or an Acquisition Credit, the Company acknowledges and agrees that such Borrowing is further subject to satisfaction of the conditions set forth in Section 5.3 of the Credit Agreement.

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.


                             AST RESEARCH, INC.


                             By: ____________________________

                             Title: _________________________



                           EXHIBIT P

                   BORROWING BASE CERTIFICATE


    Pursuant to that certain Credit Agreement dated as of September 30, 1993 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined) among AST Research, Inc., a Delaware cor poration (the "Company"), Bank of America National Trust and Savings Association, as Administrative Agent, Co-Agent and Issuing Bank, National Westminster Bank Plc, CIBC, Inc. and Shawmut Bank, N.A., each as Co-Agent, and the several financial institutions party thereto, the undersigned ___________________________, certifies that he is the ___________________ of the
Company, and that, as such, he is authorized to execute and deliver this Certificate, and that:

    1.  The Borrowing Base as of _________, 199__ is $________________.

    2. Attached as Exhibit 1 hereto are the calculations used to determine the foregoing Borrowing Base.

    3. Attached as Exhibit 2 hereto is an aging of all Receivables, net of any allowance for doubtful accounts and sales returns, as of such date, showing all such Receivables outstanding 30, 60, 90, 120 and over 120 days from their respective due dates.

    4   The financial analysis and information contained in this certificate are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 199_.



                              _______________________________
                                         (signature)

                              Title: ________________________